Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 12, 2025

to

INDENTURE

Dated as of December 3, 2019

among

BOYD GAMING CORPORATION, as Issuer,

the Guarantors named therein, as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

4.750% Senior Notes due 2027

SECOND SUPPLEMENTAL INDENTURE, dated as of March 12, 2025 (this “Supplemental Indenture”), among Boyd Gaming Corporation, a Nevada corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantor named on the signature pages hereto (the “Additional Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of December 3, 2019 (as amended pursuant to that First Supplemental Indenture, dated as of December 29, 2023, and as may be further amended, restated supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 4.750% Senior Notes due 2027 (the “Notes”); and

WHEREAS, subsequent to the execution of the Indenture and the issuance of the Notes, the Additional Guarantor has become a guarantor under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.09 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.	ASSUMPTION OF GUARANTEES

The Additional Guarantor, as provided by Section 4.09 of the Indenture hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 10 of the Indenture; and the Additional Guarantor may expressly exercise every right and power, and shall have every obligation, of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.

II.	MISCELLANEOUS PROVISIONS
A.	Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B.	Indenture.

Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C.	Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

D.	Successors.

All agreements of the Company, the Guarantors and the Additional Guarantor in this Supplemental Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E.	Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

F.	Trustee Disclaimer.

The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

BOYD GAMING CORPORATION

By:      /s/ Josh Hirsberg

Name: Josh Hirsberg

Title: Chief Financial Officer

EXISTING GUARANTORS:

ALIANTE GAMING, LLC

ALST CASINO HOLDCO LLC

AMERISTAR CASINO KANSAS CITY, LLC

AMERISTAR CASINO ST. CHARLES, LLC

BELLE OF ORLEANS, L.L.C.

BELTERRA RESORT INDIANA, LLC

BGM CO. INC.

BLUE CHIP CASINO, LLC

BOYD ACQUISITION I, LLC

BOYD ACQUISITION II, LLC

BOYD ACQUISITION, LLC

BOYD BILOXI, LLC

BOYD GAMING CORPORATION

BOYD LOUISIANA RACING, L.L.C.

BOYD RACING, L.L.C.

BOYD TCIV, LLC

BOYD TUNICA, INC.

CALIFORNIA HOTEL AND CASINO

CALIFORNIA HOTEL FINANCE CORPORATION

COAST CASINOS, INC.

COAST HOTELS AND CASINOS, INC.

DIAMOND JO WORTH, LLC

DIAMOND JO, LLC

KANSAS STAR CASINO, LLC

M.S.W., INC.

NEVADA PALACE, LLC

OGLE HAUS, LLC

PAR-A-DICE GAMING CORPORATION

PENINSULA GAMING, LLC

PNK (OHIO) II, LLC

PNK (OHIO) III, LLC

PNK (OHIO), LLC

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.

SAM-WILL, INC.

THE CANNERY HOTEL AND CASINO, LLC

THE OLD EVANGELINE DOWNS, L.L.C.

TREASURE CHEST CASINO, L.L.C.

VALLEY FORGE COLONIAL, LLC

VALLEY FORGE CONVENTION CENTER PARTNERS, LLC

By:      /s/ Josh Hirsberg

Name: Josh Hirsberg

Title: Secretary
of each Guarantor listed above

ADDITIONAL GUARANTOR:

RESORTS DIGITAL GAMING, LLC

By:      /s/ Keith E. Smith

Name: Keith E. Smith

Title: Chief Executive Officer

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:      /s/ Nedine Sutton

Name: Nedine Sutton

Title: Vice President